UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GULF ISLAND FABRICATION, INC.

16225 PARK TEN PLACE, SUITE 300

HOUSTON, TEXAS 77084

________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2022

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The 2022 annual meeting of shareholders (the “2022 annual meeting”) of Gulf Island Fabrication, Inc. (the “Company” or “Gulf Island”) will be held at 9:00 a.m., Central Time, on Thursday, May 19, 2022, in the same building in which the corporate office of Gulf Island is located at 16225 Park Ten Place, Suite 260, Houston, Texas 77084* for the following purposes, as more fully described in the enclosed proxy statement:

1.	To elect each of the six director nominees named in this proxy statement;
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3.	To ratify the appointment of the Company’s independent registered public accounting firm for 2022; and
4.	To transact any other business that may properly come before the 2022 annual meeting.

The board of directors of Gulf Island (the “Board”) has fixed the close of business on March 30, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the 2022 annual meeting and all adjournments thereof.

Your vote is important. Regardless of whether you plan to attend the 2022 annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope or submit your proxy and voting instructions online at www.voteproxy.com. Returning the enclosed proxy card or submitting your proxy and voting instructions online will not prevent you from voting at the 2022 annual meeting in person. To obtain directions to attend the 2022 annual meeting, please contact Westley S. Stockton at (713) 714-6100.

By Order of the Board of Directors

/s/ Westley S. Stockton

Westley S. Stockton

Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Houston, Texas

April 13, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDERS

MEETING TO BE HELD ON MAY 19, 2022.

This proxy statement and the 2021 annual report are available at www.gulfisland.com/eproxy.

* Although we are currently planning to hold the 2022 Annual Meeting in person, we are monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our 2022 Annual Meeting in person as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. We will announce any such changes, including details on how to participate, in advance in a press release, a copy of which will be filed with the Securities and Exchange Commission (“SEC”) as additional proxy solicitation materials and posted on the “Investors” page of our website at https://ir.gulfisland.com. Accordingly, if you are planning to attend our 2022 Annual Meeting, please monitor our website prior to the meeting date. See “Questions and Answers about the 2022 Annual Meeting and Voting” for details on safety protocols in place for the 2022 Annual Meeting.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, which are all statements other than statements of historical facts. We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to, those described in more detail under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021 (2021 Form 10-K), filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements. Further, we include website addresses throughout this proxy statement for reference only. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

GULF ISLAND FABRICATION, INC.

16225 PARK TEN PLACE, SUITE 300

HOUSTON, TEXAS 77084

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2022

Proxy Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before returning your proxy card. For more information regarding our 2021 financial and operational performance, please review our 2021 annual report to shareholders, including financial statements (our “2021 annual report”). The 2021 annual report is first being mailed to shareholders together with this proxy statement, the notice of annual meeting and form of proxy card (collectively, the “proxy materials”) on or about April 13, 2022.

2022 Annual Meeting of Shareholders

Time and Date: 9:00 a.m., Central Time, Thursday, May 19, 2022

Location*: 16225 Park Ten Place, Suite 260

Houston, Texas 77084

Record Date:March 30, 2022

Voting:

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each of the director nominees and one vote for each of the other proposals to be voted on at the 2022 annual meeting.

* Although we are currently planning to hold the 2022 Annual Meeting in person, we are monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our 2022 Annual Meeting in person as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. We will announce any such changes, including details on how to participate, in advance in a press release, a copy of which will be filed with the Securities and Exchange Commission (“SEC”) as additional proxy solicitation materials and posted on the “Investors” page of our website at https://ir.gulfisland.com. Accordingly, if you are planning to attend our 2022 Annual Meeting, please monitor our website prior to the meeting date. See “Questions and Answers about the 2022 Annual Meeting and Voting” for details on safety protocols in place for the 2022 Annual Meeting.

Agenda and Voting Recommendations

The Board is asking shareholders to vote on these matters:

Item	Proposal	Board Vote Recommendation	Page
1	Election of each of the six director nominees named in this proxy statement	FOR	17
2	Advisory vote to approve the compensation of our named executive officers	FOR	31
3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022	FOR	33

Director Nominee Highlights (page 18)

We have included summary information about each of the director nominees in the table below. See “Information about the Director Nominees and Executive Officers” for additional information regarding our director nominees.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Robert M. Averick	56	2018	Portfolio Manager, Kokino LLC	Yes	•Compensation* •Corporate Governance & Nominating
Murray W. Burns	76	2014	Consultant, MBurns Consulting	Yes	•Audit •Corporate Governance & Nominating*
William E. Chiles**	73	2014	Managing Partner, Pelican Energy Partners	Yes	•Audit •Compensation
Richard W. Heo	51	2019	Chief Executive Officer of Gulf Island	No
Michael J. Keeffe***	70	2014	Retired Senior Audit Partner, Deloitte & Touche LLP	Yes	•Audit* •Compensation
Cheryl D. Richard	66	2018	Retired Executive, Transocean Ltd.	Yes	•Compensation •Corporate Governance & Nominating

____________________________

*	Committee Chairman as of May 19, 2022, with Mr. Averick becoming the Chairman of the Compensation Committee following Mr. Chiles becoming Chairman of the Board
**	Chairman of the Board as of May 19, 2022 in connection with the retirement of Michael A. Flick.
***	Audit Committee Financial Expert

Compensation Highlights (pages 16 and 22)

•

Annual Cash Incentive Program Payout Based on Performance. Annual cash incentive awards for 2021 for our named executive officers (“NEOs”) were based on specific targets related to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted cash, safety, and individual performance objectives. Based on our 2021 performance, our NEOs earned above target annual cash payouts. However, following management’s recommendation, the Compensation Committee approved annual cash payouts at the target level for each of our NEOs. In addition, in connection with our sale of the assets and certain vessel construction contracts of our Shipyard Division in April 2021 for approximately $28.6 million (“Shipyard Transaction”), during 2021, certain of our executive officers and other key employees received transaction-related incentives.

•

Reduced Salaries. Given the economic environment of the oil and gas and marine industries and challenges faced by the Company, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil prices, our executive officers voluntarily reduced their base salaries effective May 1, 2020, with our chief executive officer reducing his base salary by 25%. Although the base salaries of our executive officers were increased effective June 1, 2021, our executive officers voluntarily maintained their base salaries below their original levels, with our chief executive officer’s salary continuing to be 15% less than his 2019 salary.

•

2021 Long-Term Incentive Program (“LTIP”) Incorporates Performance. Unlike the 2020 LTIP, which was solely time-based to address retention concerns, the 2021 LTIP included both time-based restricted stock units (“RSUs”) and performance-based RSUs, with the performance award accounting for 25% of the program. The performance-based RSUs provide for payout of between 0% and 200% of the target award based on the level of 2021 adjusted EBITDA achieved, with the resulting amount vesting in equal installments over the three-year period following the grant date.  Following the end of 2021, the Board determined that the performance condition for the 2021 performance-based RSUs had been achieved at the maximum level.

In addition, the performance period for the final tranche of the 2019 performance award ended in 2021. The Company did not achieve the applicable performance target associated with this award, and accordingly, the award was not earned and was forfeited.

•

“Double Trigger” Equity Awards. Vesting of equity awards will only accelerate in connection with a change of control event if, within one year upon such change of control event, a participant’s employment is terminated without cause or terminated by the participant for good reason.

Ongoing Board Refreshment (page 7)

Since 2018, the Board has appointed three new directors, including one female director and one racially diverse director while at the same time reducing its overall size from ten to seven directors. The Board will further reduce its size to six directors immediately following the 2022 annual meeting in connection with the expiration of the term of Mr. Flick. Mr. Flick will be our fourth long-standing directors to retire since 2018, the combination of such retirements and appointments has decreased our average tenure and age of our directors. In addition, following the 2022 annual meeting, the Board will be fully declassified and each of our directors will be elected annually.

Corporate Governance Highlights (page 12)

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens the accountability of our Board and management and engenders public trust in the Company. In furtherance of our commitment to strong corporate governance, our Board reviews on an ongoing basis evolving governance practices and investor preferences, including feedback from our shareholders.

The table below summarizes certain highlights of our corporate governance practices and policies. For detail regarding our ongoing corporate governance practices, see “Corporate Governance; Our Board of Directors and its Committees—Commitment to Corporate Governance.”

Corporate Governance Highlights
✓	Declassification of the Board Complete after the 2022 annual meeting
✓	6 of 7 Directors Independent	✓	100% Independent Committees	✓	Regular Executive Sessions
✓	Annual Board Evaluations and Skills Assessment	✓	Majority Voting Standard for Uncontested Elections	✓	Demonstrated Board Refreshment
✓	Focus on Board Diversity (Board Diversity Policy)	✓	Separate Chairman and CEO	✓	Stock Ownership Guidelines for Directors and Officers
✓	No Shareholder Rights Plan	✓	Right to Call a Special Meeting	✓	No Supermajority Voting
✓	Clawback Policy	✓	Anti-Hedging and Anti- Pledging Policy	✓	Robust Corporate Governance Guidelines

Communications with our Board and Shareholder Engagement (page 13)

We believe it is important for our shareholders and interested parties to provide input on our business, our corporate governance and executive compensation practices, or any other matter of shareholder interest. Shareholders and interested parties may contact our Chief Executive Officer, who will coordinate distribution of the correspondence to our full Board, as provided below:

By Letter	By Telephone	By Email	In Person
Gulf Island Fabrication, Inc. 16225 Park Ten Place Suite 300 Houston, TX 77084	Richard Heo (713) 714-6100	Richard Heo rheo@gulfisland.com	Annual Meeting 16225 Park Ten Place Suite 260 Houston, TX 77084

During 2021, we engaged in regular dialogue with our shareholders and their representatives, with discussions centering on the following topics: (1) strategy; (2) recent transactions (including the Shipyard Transaction and planned wind down of our Shipyard division operations and the acquisition of a services and industrial staffing business on December 1, 2021 (“Services Acquisition”); (3) market outlook; (4) labor market and related challenges; and (5) liquidity and capital resources.

Informed by discussions with our shareholders, the Board has previously implemented certain changes to our governance, board and management structures.

2021 Corporate Strategy Accomplishments

During 2020, we outlined a strategy to address our operational, market and economic challenges and position the Company to pursue stable, profitable growth. Our strategy focused on the following initiatives: (1) mitigating the impacts of COVID-19 on our operations, employees and contractors; (2) reducing our risk profile; (3) preserving and improving our liquidity; (4) improving our resource utilization and centralizing key project resources; (5) improving our competitiveness and project execution; and (6) reducing our reliance on the offshore oil and gas construction sector and pursuing new growth end markets, including onshore refining, petrochemical, LNG and industrial facilities, and offshore wind developments.

During 2021, we continued to advance these initiatives, which have provided a foundation for our future success, and commenced the next phase of our strategic transformation, which is focused on generating stable, profitable growth. Underpinning this strategy is a focus on the following initiatives (1) expanding our skilled workforce and (2) pursuing additional growth end markets and increasing our time and materials versus fixed price revenue mix, including (i) diversifying our offshore customer base; (ii) increasing our offshore services offerings; (iii) expanding our services business to include onshore facilities along the Gulf Coast; and (iv) fabricating structures in support of our customers as they make energy transitions away from fossil fuels.

Our 2021 strategic accomplishment highlights included:

•	Mitigating the impacts of COVID-19 on our operations while ensuring the safety and well-being of our employees and contractors;
•	Completing the Shipyard Transaction in April 2021, which improved our risk profile and reduced our bonding, letters of credit and working capital requirements;
•	Reducing costs, selling under-utilized assets and maintaining a focus on project cash flow management;
•	Ending 2021 with a strong balance sheet, which is required to execute our backlog and compete for new project awards;
•	Continuing to enhance our proposal, estimating and operations resources, processes and procedures, and realizing strong project performance for our Fabrication & Services division backlog;
•

Completing the Services Acquisition in December 2021, which increased our time and materials versus fixed price revenue mix and nearly doubled our skilled workforce, expanded our geographic footprint for skilled labor, and will contribute to the retention and recruitment of personnel, all of which furthered our continued focus on ways to improve retention and enhance and add to our skilled, craft personnel; and

•

Focusing our business development efforts on the fabrication of modules, piping systems and other structures for onshore refining, petrochemical, LNG and industrial facilities, including increasing our volume of bidding activity, and experiencing success with several smaller project opportunities.

Hurricane Ida Recovery

On August 29, 2021, Hurricane Ida made landfall near our Houma, Louisiana facilities as a powerful Category 4 hurricane, with high winds, heavy rains and storm surge causing significant damage and power outages throughout the region. The high winds and heavy rain damaged multiple buildings and equipment and resulted in significant debris throughout our facilities. As a result of the power outages, damage to buildings and debris, the operations at our facilities were temporarily suspended and we immediately commenced cleanup and restoration efforts. In an effort to return the Company to normal operations as quickly and as safely as possible, cleanup and restoration efforts commenced immediately following the passage of the storm, and as a result of the dedication and efforts of our employees, we recommenced operations before the end of the third quarter 2021.

Our employees were also severely impacted by the storm, with many experiencing significant damage to, or complete loss of, their homes and most going without power and water for over a month. To support our employees through this time of catastrophic loss, the Company provided necessary essentials, served onsite meals and established the Gulf Island Emergency Relief Fund to provide financial relief to those employees most impacted by the storm. Cleanup and restoration from the storm are still ongoing and we continue to support our employees and the community with these efforts.

Corporate Governance; Our Board of Directors and Its Committees

Our Board currently consists of seven members and has established three standing committees: the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee. Our Board formally met eight times during 2021.

Each committee operates under a written charter adopted by our Board, and such charters, together with our Corporate Governance Guidelines, are available at www.gulfisland.com under “Investors—Governance—Governance Documents.” The composition of each committee is reviewed annually by our Board. During 2021, each of our incumbent directors (except one) attended 100% of the aggregate of the total number of meetings of our Board and the total number of meetings held by all committees of our Board on which he or she served during the periods of his or her Board membership and committee service; one of our incumbent directors was absent from our August 2021 board and committee meetings and, therefore, attended 88% of all such meetings.

Board Leadership Structure

Our Corporate Governance Guidelines require the Chairman of the Board and Chief Executive Officer positions to be separate. Our Board determined that the separation of these roles would maximize management’s efficiency by allowing the Chief Executive Officer to focus on our day-to-day business and the Chairman of our Board to lead the Board in its fundamental role of providing guidance to, and oversight of, management. Our Board periodically reviews the Company’s leadership structure and may make changes in the future as it deems appropriate. Our President and Chief Executive Officer is Richard W. Heo. Our Chairman of the Board is currently Michael A. Flick. The Board has unanimously elected William W. Chiles as Chairman of the Board to succeed Mr. Flick following his retirement at the 2022 annual meeting.

Our Board believes that our independent directors, with the leadership of our Chairman of the Board, provide effective oversight of management. Moreover, in addition to director feedback provided during the course of meetings of our full Board, the non-management directors are given the opportunity to meet in executive session at each regular meeting of our Board or more frequently, as needed. During 2021, Mr. Flick chaired all executive sessions of the independent directors and acted as the liaison between the independent directors and the management team. Our three standing committees are composed entirely of independent directors and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Board Independence

On the basis of information solicited from each director, and upon the advice and recommendation of the Corporate Governance and Nominating Committee, our Board annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the Board during the year, our Board makes the same determination. Our Board has determined that each of our current directors (specifically Ms. Richard and Messrs. Averick, Burns, Chiles, Flick and Keeffe), except for Mr. Heo (our Chief Executive Officer), has no material relationship with the Company and is independent as defined in the director independence standards of the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect. In making this determination, our Corporate Governance and Nominating Committee, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company, management and the independent registered public accounting firm and made a recommendation to our Board. In its review of director independence, our Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships any director may have with the Company, management and the independent registered public accounting firm.

Board Skills Matrix

The following table notes the breadth and variety of business experience that each of our directors nominees brings to the Company and which enable the Board to provide insightful leadership to the Company so that it may better advance its strategies and deliver returns to shareholders. The Corporate Governance and Nominating Committee annually reviews this skills matrix for possible additions and any developments in the experience, qualifications, attributes and skills of the directors.

Director Nominee Experience and Skills Matrix
CEO or other Senior Executive Experience

Experience in senior leadership positions provides our Board with practical insights in developing and implementing business strategies, maintaining effective operations and driving growth, so that we may achieve our strategic goals.

5 of 6 directors
Industry Experience

Industry expertise and experience in energy or energy service, industrial construction and fabrication allows the Board to develop a deeper understanding of our key business, its operations and key performance indicators in a competitive environment. In addition, industry expertise and experience provides the Board with awareness and know-how to help the Company cultivate and sustain growth in its industries and helps to maintain compliance with industry-related regulations.

5 of 6 directors
Accounting & Financial Experience

Experience as an accountant, auditor, financial expert or other relevant experience is critical to allowing the Board to oversee the preparation and audit of our financial statements and comply with various regulatory requirements and standards.

4 of 6 directors
Other Public Company Board Experience

Directors who serve or have served on the boards of other public companies understand the responsibilities of a public company and board and can provide insight on issues commonly faced by public companies gained from this experience.

4 of 6 directors
Capital Markets & Banking Experience

Experience overseeing investments and capital market transactions provides the Board with critical background, knowledge and skills that enhance the Company’s ability to raise capital to fund its operations and evaluate and implement capital allocation strategies.

3 of 6 directors
Legal & Regulatory Compliance Experience

Experience in the legal field or in regulated industries provides the Board with knowledge and insights in complying with government regulations and legal obligations, as well as identifying and mitigating legal and compliance risks.

3 of 6 directors
Cybersecurity

Cybersecurity risks are increasing for all industries, including the Company’s, and our Board members’ experience and expertise in this rapidly developing area are essential to mitigating cybersecurity risks and to the Company’s risk management as a whole.

1 of 6 directors
Human Capital Management

Experience in human capital management, including employee development, diversity and equal employment opportunity initiatives, workplace health and safety, labor relations, workforce engagement and administration, and executive compensation, helps the Board and the Company recruit, retain and develop key talent, grow diversity of personnel at all levels throughout the Company and build strong relationships with our employees.

6 of 6 directors
Risk Management & Oversight

Experience overseeing complex risk management allows the Board to pre-emptively identify, assess and mitigate key risks and to design and implement risk management practices to protect shareholder return.

6 of 6 directors
Corporate Strategy & Business Development

Corporate strategy and business development experience enhances the Board’s ability to develop innovative solutions, including our business and strategic plans, and to drive growth in our competitive industry.

6 of 6 directors
Corporate Governance & Ethics

Directors with experience implementing governance structures and policies provide an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.

6 of 6 directors
Independence

Directors who are “independent” under the rules of the Securities and Exchange Commission (the “SEC”), listing exchanges and other entities allow the Board to provide unbiased oversight over the Company and to implement governance practices with integrity and transparency.

5 of 6 directors

Board Diversity, Tenure and Ongoing Refreshment

We are committed to Board diversity and Board refreshment and we believe the Company’s policies and practices help to ensure a diversity of skills, experience, and tenure on the Board.

Diversity Policy

We have a formal Board Diversity Policy, which is available at www.gulfisland.com under “Investors—Governance—Governance Documents.” Pursuant to such policy, the Corporate Governance and Nominating Committee strives for inclusion of diverse groups, knowledge and viewpoints within the Board, considering various matters of diversity, including, but not limited to, gender, race, religion, sexual orientation and disability. The Corporate Governance and Nominating Committee seeks out highly qualified diverse candidates and evaluates each director nominee in the context of our Board composition as a whole, with the objective of nominating director candidates who can best perpetuate the success of our business, be effective directors in conjunction with our full Board and represent shareholder interests through the exercise of sound judgment. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, commits to interviewing at least one candidate who would increase the diversity of the Board with respect to gender, race, sexual orientation or disability. To accomplish this, the Corporate Governance and Nominating Committee has sole authority to retain and terminate qualified independent external advisors, if it deems necessary, to conduct searches for candidates that help achieve the Board’s diversity objectives, and to approve such advisors’ fees and other retention terms.

Board Diversity Matrix

The table below provides certain highlights of the composition of our director nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of March 30, 2022)
Total Number of Directors	6 directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

In addition to increasing diversity on our Board, Mr. Heo’s appointment as Chief Executive Officer has increased the diversity of our executive management team.

Tenure and Ongoing Refreshment

Since 2018, the Board has appointed three new directors, including one female director and one racially diverse director while at the same time reducing its overall size from ten to seven directors. The Board will further reduce its size to six directors immediately following the 2022 annual meeting in connection with the expiration of the term of Mr. Flick. Mr. Flick will be our fourth long-standing directors to retire since 2018, the combination of such retirements and appointments has decreased our average tenure and age of our directors. In addition, following the 2022 annual meeting, the Board will be fully declassified and each of our directors will be elected annually.

Director Resignation Policy

The Board has adopted a Director Resignation Policy. The policy requires that directors provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject or whether other action should be taken, in the event that (1) an incumbent director nominee receives less than a majority of affirmative votes in an uncontested election; or (2) a director has a material change in his or her principal occupation, employment or business association or job responsibilities, including retirement, or plans to join another company board for which our Chairman of the Board has determined that a potential conflict of interest may arise.

In addition, in accordance with our Corporate Governance Guidelines, subject to our amended and restated articles of incorporation (our “articles of incorporation”), and our amended and restated by-laws (our “by-laws”), employee directors will resign from the Board when they retire or otherwise cease to be employed by the Company.

Finally, as stated in our Corporate Governance Guidelines, the Board believes that a director should offer his or her resignation if there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board.

Board’s Role in Risk Oversight

The Board, as a whole, is responsible for risk oversight, with review of certain areas being conducted by the relevant Board committees that report to the full Board. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are several ways our Board performs this function, including: (1) receiving quarterly management updates on our business operations and financial results and discussing risks related to the business at each regular Board meeting, (2) receiving reports on all significant committee activities at each regular Board meeting, (3) evaluating the risks inherent in significant transactions, as applicable, and (4) receiving annual reports from our information technology personnel regarding potential cybersecurity threats and the status of our defenses. Throughout the year, the Board received briefings and assessments of the Company’s risks through regular interactions with our management and, from time-to-time, input from independent advisors, including, among other items, key risks related to:

•Business environment and market	•Cybersecurity
•Compliance	•Tax
•Human resources	•Health, safety and environmental
•Treasury	•Security
•Mergers and acquisitions	•Legal
•Financial reporting	•Strategy

Our Board believes that full and open communication between management and our Board is essential to effective risk oversight. Management is available to address any questions or concerns raised by our Board on risk management or any other matters, and any member of management may be requested to attend any meeting of the Board or a committee of the Board, upon request of any non-management director.

The Board conducts certain risk oversight activities through its committees, which oversee specific areas and provide reports to the full Board regarding such committee’s considerations and actions. The Audit Committee reviews and considers financial, accounting, internal controls and regulatory compliance risks, including those that could arise from our accounting and financial reporting processes. The Audit Committee also reviews and monitors risks through various reports presented by our outsourced internal auditors and our independent registered public accounting firm. The Compensation Committee reviews and considers risks related to our compensation policies, including incentive plans, to determine whether those plans subject the Company to material risks. The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our Board leadership structure and corporate governance matters, including the oversight of our risk-management processes with respect to environmental, social and corporate governance.

Strategy

Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges and monitors the development and management of risks that impact our strategic goals.

In carrying out its risk oversight responsibilities, the Board is active in overseeing management’s actions to refocus our business strategy and enhance our financial position. To ensure informed and effective oversight, especially during a period of weak market conditions, the Board organizes periodic strategic planning retreats to discuss our strategic initiatives and to participate in the development of our strategic direction. Outside of these retreats, the Board continues to receive regular updates regarding management’s execution of the Company’s strategic initiatives. The Board also continues to monitor the Company’s performance against its annual business plan, including reviewing actual and forecast operating results on a regular basis to evaluate the status and success of management in the execution of the Company’s annual business plan.

Cybersecurity

As part of its risk oversight program, the Board is responsible for overseeing cyber risk, information security, and technology risk, including management’s actions to identify, assess, mitigate, and remediate material cyber issues and risks. The Board receives annual reports from our information technology personnel regarding potential cybersecurity threats and the status of our defenses against such threats. The annual report includes an overall cyber risk assessment, potential risk mitigation tactics and action items to decrease cyber risks. The Company also maintains a cyber insurance policy to mitigate the costs associated with potential cyber-attacks.

In 2021, the Board continued its focus on cybersecurity risks with cybersecurity being included on the board meeting agenda for three of its four meetings. The Board continues to review cyber security recommendations from our information technology personnel with input from our director with cybersecurity expertise in an effort to mitigate the associated risks and protect the Company from attacks.

Board Evaluation Process

The Corporate Governance and Nominating Committee is responsible for overseeing the annual performance evaluation of the Board, which is a multi-step process designed to evaluate the performance of the Board and each of its committees.

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and subjective comments in key areas of Board practice, and asks each director to evaluate how well the Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition, meeting procedures, allocation and delegation of responsibilities among the Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The Corporate Governance and Nominating Committee reviews the results and its assessment of Board performance, including of the committees, is presented to the full Board. As needed, the Corporate Governance and Nominating Committee recommends any areas of improvement for the Board to consider implementing.

STEP 3: Recommendations Implemented	Based on the results, assessment and recommendations presented by the Corporate Governance and Nominating Committee, the Board and Company practices and policies are updated, as appropriate.

In response to feedback received from evaluations as well as the periodic updates on cybersecurity, the Board approved the use of a board portal for director communications. Other changes made in recent years in response to feedback from evaluations include the establishment of a periodic retreat of the Board with key management focused on strategic planning, and improvements to the Board and committee meeting practices by allocating more time to topics relating to risk oversight and strategy. Additionally, in response to feedback relating to Board refreshment, diversity and succession planning, since 2020, the Chairman of the Corporate Governance and Nominating Committee has a more formal process to discuss with each director such director’s plans for continued service on the Board and any projected retirement date.

Board Committees

The following table notes our current committee structure and membership (M - Member; C - Chairperson; FE - Financial Expert):

Director (1)	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Robert M. Averick	M		M
Murray W. Burns	C	M
William E. Chiles		M	C
Michael A. Flick	M	M
Michael J. Keeffe		C, FE	M
Cheryl D. Richard	M		M

_______________

(1)	As a non-independent director, Mr. Heo does not serve as a member of any committee of the Board, all of which are composed entirely of independent directors.

Our Board annually reviews and approves committee assignments with any changes made thereto effective immediately following the annual shareholders meeting. Following the 2022 annual meeting, Mr. Averick will become Chairman of the Compensation Committee in connection with Mr. Chiles’ appointment as Chairman of the Board.

Audit Committee

The Audit Committee currently consists of the following four directors: Michael J. Keeffe (Chairman and Financial Expert), Murray W. Burns, William E. Chiles and Michael A. Flick. Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing audit committee members, and satisfies the additional requirements applicable to an audit committee member under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ listing standards. Our Board determined that Mr. Keeffe is an “Audit Committee Financial Expert” as such term is defined within the applicable rules of the SEC. The Audit Committee met five times during 2021.

The Audit Committee’s primary function is to assist our Board in fulfilling its oversight responsibilities relating to: (1) the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control over financial reporting and financial reporting practices of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and internal audit firm and (4) review and approval or ratification of any transaction that may require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of the following four directors: Murray W. Burns (Chairman), Robert M. Averick, Michael A. Flick and Cheryl D. Richard. Our Board determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee met two times during 2021.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities by: (1) identifying, considering and recommending to the Board candidates to be nominated for election or reelection to the Board or as necessary to fill vacancies and newly-created directorships; (2) monitoring the composition of the Board and its committees and making recommendations to the Board on membership of the committees; (3) overseeing the Company’s environmental, social and governance (“ESG”) practices and procedures, including reviewing the Company’s ESG strategy, initiatives and practices; (4) maintaining the Company’s Corporate Governance Guidelines and recommending to the Board any desirable changes; (5) evaluating the effectiveness of the Board and its committees; (6) addressing any related matters required by the federal securities laws or NASDAQ; and (7) overseeing the succession plan process for each of the Company’s executive officers and the Chairman of the Board.

Compensation Committee; Compensation Committee Procedures

The Compensation Committee currently consists of the following four directors: William E. Chiles (Chairman), Robert M. Averick, Michael J. Keeffe and Cheryl D. Richard. Our Board has determined that each of these directors is “independent” as such term is defined in the NASDAQ listing standards, including standards specifically governing compensation committee members, and satisfies the additional requirements applicable for a compensation committee member under Rule 10C-1(b)(1) under the Exchange Act. Our Board has determined that each of the directors is a “non-employee director” as defined under Rule 16b-3 under the Exchange Act. The Compensation Committee met four times during 2021.

The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by: (1) discharging the responsibilities of the Board relating to the compensation of the Company’s officers and directors and (2) administering the Company’s cash-based and equity-based incentive compensation plans. The Compensation Committee has overall responsibility for approving, evaluating and recommending to the Board all compensation plans of the Company and to administer and interpret such plans.

The Compensation Committee seeks the input of our Chief Executive Officer in connection with performance evaluations and compensation decisions for our other executive officers; however, our Chief Executive Officer is not present when the Compensation Committee meets to evaluate his performance nor when our Board determines his compensation.

The terms of our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. The Compensation Committee has only delegated this authority in limited circumstances.

Commitment to Corporate Governance

We prioritize developing and maintaining a corporate governance framework that promotes the long-term interests of our shareholders, strengthens accountability of our Board and management and engenders public trust in the Company. As discussed in “Corporate Governance Highlights,” in furtherance of our commitment to strong governance and in response to feedback from our shareholders, we have taken steps to improve our corporate governance practices, including those highlighted in the table below. We will continue this commitment to act in the best interest of our shareholders by regularly reviewing and updating our corporate governance practices over time. Our dedication to good corporate governance is evidenced by the following:

Corporate Governance Highlights
Board Declassification

In 2020, at the recommendation of our Board, our shareholders voted to approve a proposal to amend and restate our articles of incorporation to declassify the Board on a phase-in basis. The Board will be fully declassified, with each director elected annually, following our 2022 annual meeting.

Majority Vote for Directors	We have a majority voting standard for election of directors in an uncontested election.
Majority Independent Board	In 2021, six of our seven directors were independent and five of our six director nominees are independent; only our CEO is not independent.
100% Independent Committees	Each of our Audit, Compensation and Corporate Governance and Nominating Committees is composed of entirely independent directors.
Separate Chairman and CEO	Our Corporate Governance Guidelines require the Chairman of the Board and Chief Executive Officer positions to be separate.
Annual Board Evaluations	Each year our directors complete an evaluation of the full Board and its committees for the purpose of improving Board and committee processes and effectiveness.
Annual Board Skills Assessment

The Corporate Governance and Nominating Committee conducts an annual assessment of director experience, qualifications, attributes and skills needed for the Board to effectively oversee the interests of the Company.

Demonstrated Board Refreshment

The Board has appointed three new directors since 2018, including one female director and one racially diverse director, and will have reduced the size of our Board from ten to six directors immediately following the 2022 annual meeting in connection with the retirement of Mr. Flick, who is another one of our long-standing directors.

Continued Focus on Board Diversity

We adhere to a formal Board Diversity Policy, pursuant to which we strive to select director nominees with diverse backgrounds, experiences, skills and perspectives. Following the 2022 annual meeting, our Board is expected to have two diverse directors, one female and one racially diverse, out of six directors (or approximately one-third of our Board).

Shareholder Right to Call a Special Meeting	Our shareholders holding 20% of our outstanding shares of common stock may call a special meeting of shareholders in accordance with our articles of incorporation.
Limited Supermajority Requirements	We have limited supermajority voting provisions in our articles of incorporation relating to the removal of directors and amending the article governing director liability and indemnification.
Stock Ownership Guidelines

Our directors and executives are required to hold certain numbers of shares of our common stock and are prohibited from hedging or pledging the Company’s stock, subject to a limited exception for pledging.

No Shareholder Rights Plan	We have not implemented a shareholder rights plan or “poison pill.”
Regular Executive Sessions

Our independent directors regularly meet in executive session without management present and at the request of such directors, may include certain outside service providers, such as our independent registered public accounting firm.

Governance Policies	We have adopted robust corporate governance guidelines and code of business conduct and ethics.

Communications with our Board and Shareholder Engagement

Our Board values communicating and engaging with our shareholders to understand their views on important business, corporate governance and executive compensation matters.

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chairman of the Board of Directors of Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084 or by email to rheo@gulfisland.com. The Chairman of our Board or Chief Executive Officer, as applicable, will coordinate distribution of the correspondence to our full Board or relevant committee or Board members.

We engage in regular dialogue with our shareholders and their representatives. During 2021, our discussions collectively centered on the following topics: (1) strategy; (2) recent transactions (including the Shipyard Transaction and planned wind down of our Shipyard division operations and Services Acquisition); (3) market outlook; (4) labor market and related challenges; and (5) liquidity and capital resources.

Informed by discussions with certain of our shareholders, the Board has previously implemented certain changes to our governance, board and management structures, including adopting a majority voting standard for uncontested elections, removing certain supermajority voting requirements in our articles of incorporation and by-laws, revising the threshold to call a special meeting to 20% of the outstanding shares of our common stock, adopting a Board Diversity Policy, increasing stock ownership guidelines for our directors, appointing a new Chief Executive Officer, electing a new Chairman of the Board, decreasing the size of the Board, and amending and restating our articles of incorporation to declassify the Board.

Our Board has adopted a policy that recommends that all directors attend all meetings of our shareholders. At the last annual meeting of shareholders held on May 20, 2021, all then current members of our Board joined the virtual shareholders meeting.

Ethics and Business Conduct Related Policies

The Company maintains a Code of Ethics for our Chief Executive Officer and senior financial officers (our “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including our Chief Executive Officer and senior financial officers. These codes are posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” Any substantive amendments to the Code of Ethics will be disclosed within four business days of such event on our website and will remain on our website for at least 12 months.

Director and Executive Officer Stock Ownership Guidelines

Our Corporate Governance Guidelines contain director and executive officer stock ownership guidelines that generally require: (1) directors to hold at least 15,000 shares of the Company’s stock, including any unvested restricted stock units, for the duration of their remaining tenure as a director of the Company, by the later of April 24, 2021 or five years from becoming a director and (2) executive officers to hold Company stock, including any unvested restricted stock units, in an amount equal to 2.0 times base salary in the case of the Chief Executive Officer and 1.25 times base salary in the case of all other executive officers by the later of April 30, 2021 or five years from becoming subject to such guidelines. With respect to the director ownership guidelines, the five-year compliance window will be increased by one year for every year the Board does not grant equity-based compensation to its non-employee directors.

As of December 31, 2021, all of our named executive officers and all of our current directors, except Ms. Richard, exceeded their target ownership levels. Ms. Richard, who was appointed to the Board in October 2018, originally had until October 18, 2023 to reach her target ownership level. However, as disclosed under “Director Compensation,” we have not granted equity-based compensation to our non-employee directors since 2018. Accordingly, Ms. Richard’s compliance date has been extended by three years and is subject to potential future extension.

Anti-Hedging and Pledging Policies

Our Corporate Governance Guidelines prohibit our directors and executive officers from entering into any hedging arrangements with respect to our securities. Specifically, the guidelines contain the following prohibition: “Directors and executive officers are prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock.”

Furthermore, directors and executive officers may not borrow against any account in which Company stock is held or pledge Company stock as collateral for a loan or for any other purpose, except that such insiders may pledge Company stock as collateral for a loan (not including margin debt) if:

•	such shares are not pledged as collateral for a margin loan;
•	such executive or director establishes that he or she has the financial capacity to repay the loan without resorting to the pledged securities;
•	such executive or director notifies our Secretary prior to the execution of documents evidencing the proposed pledge; and
•	such shares pledged will not be considered as owned for purposes of the stock ownership guidelines applicable to the executive or the director.

Finally, any pledging of or trading in Company stock by directors and executive officers must comply with any additional restrictions set forth in our Insider Trading Policy.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will regularly assess the appropriate size of our Board, as well as whether any vacancies on our Board are expected due to retirement or otherwise and whether such vacancies should be filled. The Corporate Governance and Nominating Committee will consider various potential candidates for director who may come to the attention of our Board through current members of our Board, professional search firms or shareholders during its annual review process. In the event of a vacancy, the Corporate Governance and Nominating Committee may recommend alternatively that the Board reduce its size. Each candidate brought to the attention of the Corporate Governance and Nominating Committee, regardless of who recommended such candidate, is evaluated in the same manner.

The identification and evaluation of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board and the Company from time to time. The Corporate Governance and Nominating Committee believes that each potential director nominee should be evaluated based on his or her individual merits, taking into account the Company’s needs and the composition of the Board at the time. As a result, the Corporate Governance and Nominating Committee has not set specific, minimum qualifications that a director must meet in order for the Corporate Governance and Nominating Committee to recommend him or her to the Board, other than being under the age of 78 at the time of his or her election.

In evaluating nominees for membership on our Board, the Corporate Governance and Nominating Committee considers the Board membership criteria set forth in our Board Diversity Policy and in our Corporate Governance Guidelines. To that end, the Corporate Governance and Nominating Committee, when expanding the size of the Board or filling a vacancy on the Board, commits to interviewing at least one candidate who would increase the diversity of the Board with respect to gender, race, sexual orientation or disability.

Consistent with these policies, the Corporate Governance and Nominating Committee consistently seeks directors with integrity and proven business judgment, management ability and a diverse mix of backgrounds and experiences to build a capable, responsive, balanced and effective Board. In reviewing the qualifications of potential director nominees, the Corporate Governance and Nominating Committee considers many factors, including accounting and financial expertise, capital markets and banking experience, energy and energy service industry experience, environmental compliance and corporate responsibility expertise, human capital management experience, cybersecurity and technology expertise, senior corporate executive experience, industrial construction and fabrication management experience, legal and regulatory compliance expertise, renewable energy experience and other public company board experience.

Upon the recommendations of the Corporate Governance and Nominating Committee, nominations of directors and related matters are voted upon by the Board. Since Mr. Heo is a member of management and a non-independent director, he is not involved in the nominations process.

As set forth in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders for nomination for election to our Board. Any shareholder may suggest a nominee by sending the following information to our Board: (1) the proposing shareholder’s name, address and telephone number, (2) the number of shares of our common stock beneficially owned by the proposing shareholder and the suggested nominee, (3) the suggested nominee’s name, age, business and residential addresses and telephone number, (4) a statement that the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and that he or she has consented to being suggested and is willing to serve, (5) the suggested nominee’s resume or other description of his or her background and experience and (6) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee of our Board addressed as follows: Chairman - Corporate Governance and Nominating Committee of Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084.

In addition, we have advance notice procedures that permit a shareholder to present shareholder nominees at our annual shareholder meetings. For additional information regarding our advance notice procedures, see “Shareholder Proposals and Nominations for the 2023 Annual Meeting.”

Director Compensation

In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required by the Company to be an effective member of our Board. For 2021, the form and amount of director compensation was reviewed by the Compensation Committee and approved by our full Board.

Cash Compensation

In early 2017, following a review of director compensation by Aon Hewitt, the Compensation Committee’s independent consultant, the Board unanimously approved a non-employee director compensation program, which remained in effect until May 2018. However, considering the economic environment of the oil and gas and marine industries and in support of the Company’s efforts to reduce costs, effective May 1, 2018, the Board approved certain reductions to the fees paid to our non-employee directors, which remain in effect. Currently, our non-employee director compensation programs consists of the following cash components: (i) an annual fee paid to our Chairman of the Board of $126,000, (ii) an annual fee paid to each other non-employee director of $59,400, (iii) an additional annual fee of $12,000 paid to each of the chairs of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, and (iv) an additional annual fee of $12,000 paid to the Audit Committee Financial Expert. Directors do not receive additional fees for attending meetings of our Board and its committees; however, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees. The table below summarizes total compensation paid to our directors.

Equity-Based Compensation

In previous years, our non-employee directors received equity-based compensation under our stock incentive plans. However, considering the ongoing challenges faced by the Company, the Board has not approved equity-based awards for our non-employee directors since 2018.

2021 Director Compensation

The table below summarizes compensation earned for 2021 for each non-employee director serving as a director during 2021. Mr. Heo (our chief executive officer during 2021) did not receive any compensation for his service as a director, and his compensation as an executive of the Company is reflected in the 2021 Summary Compensation Table on page 28.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Robert M. Averick	$59,400	$—	$59,400
Murray W. Burns	71,400	—	71,400
William E. Chiles	71,400	—	71,400
Michael A. Flick	126,000	—	126,000
Michael J. Keeffe	83,400	—	83,400
Cheryl D. Richard	59,400	—	59,400

___________________________

(1)	Reflects fees earned by our non-employee directors during 2021 for their service on our Board and its committees, as applicable.
(2)	Our non-employee directors did not receive equity-based awards during 2021. As of December 31, 2021, none of our non-employee directors had any unvested equity-based awards.

PROPOSAL 1: Election of Directors

Our articles of incorporation provide that the number of directors will be set forth in our by-laws. Our by-laws allow for the number of directors constituting the entire Board to be a range of not less than three nor more than twelve, with the exact number of directors to be fixed by a duly adopted resolution of the Board. The size of our Board is currently set at seven directors; however, immediately following the 2022 annual meeting, the Board will reduce its size to six directors, with Mr. Flick’s term expiring in connection with his retirement. We thank Mr. Flick for his service on behalf of the Company.

In addition, our articles of incorporation previously provided for a Board consisting of three classes, and directors elected prior to the 2020 annual meeting of shareholders were elected to hold office for staggered terms of three years. At the 2020 annual meeting of shareholders, our shareholders approved an amendment to our articles of incorporation to declassify the Board and make our directors subject to annual election as the term of each class of the Board expires. Beginning with our 2022 annual meeting of shareholders, the Board will be completely declassified and all directors, regardless of their original term of office, will be elected on an annual basis to serve terms expiring at the next annual meeting.

Our Board has nominated Messrs. Averick, Burns, Chiles, Heo and Keeffe and Ms. Richard for election to our Board for terms expiring at the next annual meeting in 2023 and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Messrs. Averick, Burns, Chiles, Heo and Keeffe and Ms. Richard have consented to being named as nominees in this proxy statement and to serve as directors if elected.

In the unanticipated event that any nominee is unable to serve or for good cause will not serve as a candidate for director, the persons named as proxies on the enclosed proxy card will vote your shares of our common stock for a substitute candidate nominated by our Board, unless otherwise directed.

Directors are elected by the affirmative vote of a majority of the votes cast with respect to each director (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), except in the event of a contested election, in which case directors are elected by the affirmative vote of a plurality of the votes cast (meaning the director nominees who receive the highest number of votes “for” their election are elected). A contested election occurs when the number of nominees for director exceeds the number of directors to be elected.

In the event an incumbent director nominee does not receive a majority of the votes cast in an uncontested election, such director must tender his or her resignation to the Corporate Governance and Nominating Committee, which will consider the director’s offer of resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. For additional information regarding the vote required and treatment of abstentions and broker non-votes, see “Questions and Answers about the 2022 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the election of each of the six director nominees named in this proxy statement.

Information about the Director Nominees and Executive Officers

The following table sets forth, as of March 30, 2022, for each director nominee and each of our executive officers, the age, any positions with the Company, principal occupations and employment during the past five years, and, if a director nominee, each such person’s directorships in other public corporations during the past five years and the year that such person was first elected a director of the Company. We have also included information about each director nominee’s specific experience, qualifications, attributes, or skills that led our Board to recommend that our shareholders elect such person to serve as one of our directors, in light of our business and Board structure at the time of such nomination. All executive officers serve at the pleasure of our Board. The director nominees have consented to being named as nominees in this proxy statement and to serve as directors if elected.

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Robert M. Averick, 56

Mr. Averick has worked as a Portfolio Manager since 2012 at Kokino LLC, a private investment firm that provides investment management services to Piton Capital Partners LLC. Since 2016, Mr. Averick has served as a member of the board of directors of Amtech Systems, Inc., a publicly traded manufacturer of capital equipment. Mr. Averick has also served as a member of the board of directors of PhoneX Holdings, Inc. since 2020. Mr. Averick formerly served as a member of the board of directors of Key Technology, Inc., a manufacturer of process automation systems for food processing and other industries, from 2016 until the company’s sale in 2018.

Mr. Averick has more than 20 years of experience as a small-capitalization, value-driven public equity portfolio manager. His experience in finance, strategic planning and consulting, as well as his public company board experience, provide him with valuable skills and expertise and make him highly qualified to serve as a member of our Board and the Corporate Governance & Nominating Committee and as our new Chairman of the Compensation Committee.

2018

Murray W. Burns, 76

Mr. Burns has worked as a project management, engineering and business development consultant through MBurns Consulting since 2013, and has 51 years of experience in the offshore oil and gas, engineering and construction industries. From 1980 to 2013, Mr. Burns was employed in various executive capacities by Technip USA, Inc. and its affiliates (“Technip”), which provide subsea, onshore/offshore and surface project management, construction and engineering. His roles with Technip included: Vice President—Offshore, Vice President—Topsides and Fixed Platforms, Vice President—Engineering Operations, and Vice President—Engineering, President and COO (Technip Upstream Houston Inc.). From 1976 to 1980, Mr. Burns served in various management positions at Petro-Marine Engineering, Inc., an engineering consulting firm specializing in services to the offshore petroleum and marine industries. Prior to 1976, Mr. Burns worked in various engineering capacities at Shell Oil Company, an oil and gas producer, marketer and manufacturer.

Mr. Burns’ experience and knowledge in engineering, fabrication, project execution and business development in the energy and offshore industries make him highly qualified to serve as a member of our Board and the Audit Committee and as Chairman of the Corporate Governance and Nominating Committee.

2014

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

William E. Chiles, 73

Since 2014, Mr. Chiles has served as Managing Partner of Pelican Energy Partners, a private equity fund specializing in energy services and manufacturing investments. From 2004 to 2014, Mr. Chiles served as President and CEO and as a director of the Bristow Group, Inc., a publicly traded global provider of offshore aviation services to the energy industry, and search & rescue services to the UK Maritime Coast Guard Agency, and served as a Senior Advisor and as CEO Emeritus from 2014 to 2016. From 2003 to 2004, he served as Executive Vice President and COO of Grey Wolf Inc., a publicly traded onshore oil and gas drilling company. From 2002 to 2003, he served as Vice President of Business Development of ENSCO International Incorporated (“ENSCO”). Prior to its merger with ENSCO, Mr. Chiles founded and served as CEO and President of Chiles Offshore, Inc. (“Chiles II”), a company that constructed and operated mobile offshore drilling rigs, from 1997 to 2002. From 1996 to 1997, he served as Senior Vice President-Drilling Operations for Cliffs Drilling Company (“Cliffs”). Prior to its acquisition by Cliffs in 1996, he founded and served as CEO and President of Southwestern Offshore Corporation, an offshore drilling operator, from 1992 to 1996. From 1977 to 1992, he served as CEO and President of Chiles Offshore Inc. (“Chiles I”), which he co-founded and was acquired by Noble Drilling in 1994. He began his career working offshore in the North Sea for Western Oceanic, Inc., and then served as VP - Domestic Operations in the U.S. Gulf of Mexico.

Mr. Chiles’ history with the Company, broad knowledge of the oil and gas industry and our customer base, as well as his executive and director experience with various publicly traded companies, make him highly qualified to serve as our new Chairman of the Board and a member of each of the Audit Committee and the Compensation Committee.

2014

Richard W. Heo, 51

Mr. Heo became President and Chief Executive Officer of the Company in November 2019. Prior to joining the Company, he served as Senior Vice President of North, Central and South America from 2018 to 2019 for McDermott International, Inc. (“McDermott”), a publicly traded multinational engineering, procurement, construction (“EPC”) and installation company, which merged with Chicago Bridge & Iron N.V. (“CB&I”), a publicly traded EPC company, in 2018. Mr. Heo served as Executive Vice President of Fabrication Services for CB&I from 2017 to 2018, and President of CB&I’s Engineered Products business unit from 2014 to 2017. Prior to joining CB&I, he served in various senior leadership positions at KBR, Inc., a publicly traded EPC company, from 2009 to 2014.

Mr. Heo’s experience in the engineering, fabrication and construction industry, as well as his business development and project execution experience and knowledge of publicly traded companies, and his role as Chief Executive Officer of the Company makes him highly qualified to serve as a member of our Board.

2019

Michael J. Keeffe, 70

Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP (“Deloitte”). He had 35 years of public accounting experience with Deloitte, directing financial statement audits of public companies, principally in the oil field services, engineering and construction and offshore industries. He also served as a risk management and quality assurance partner in Deloitte’s consultation network. Mr. Keeffe previously served on the board and as chairman of the audit committee of Ultra Petroleum Corp., a publicly traded exploration and production company from 2012 to 2020.

Mr. Keeffe’s extensive accounting and financial expertise, particularly in our industry and related industries, makes him highly qualified to serve as a member of our Board and the Compensation Committee and as Chairman of the Audit Committee as well as our Audit Committee Financial Expert.

2014

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies	Director Since

Cheryl D. Richard, 66

Ms. Richard is a retired oil and gas executive, with more than 30 years of experience in the energy industry, including service with upstream, offshore drilling and related companies. From 2003 to 2010, Ms. Richard served as Senior Vice President of Human Resources & Information Technology for Transocean Ltd., a publicly traded offshore drilling contractor. From 2000 to 2003, she served as Vice President of Human Resources for Chevron Phillips Chemical Company. From 1980 to 2000, Ms. Richard served in various leadership roles for Phillips Petroleum Co. Ms. Richard holds certificates in cybersecurity from the CERT Division of Carnegie Mellon University and Harvard Extension School. Ms. Richard currently serves on the Supervisory Board of SBM Offshore N.V., a publicly traded offshore oil and gas production and services company.

Ms. Richard’s broad experience in our industry, including her experience in human resources, information technology and cybersecurity, makes her highly qualified to serve as a member of our Board, the Corporate Governance and Nominating Committee and the Compensation Committee.

2018

Name and Age	Positions with the Company, Principal Occupations, and Directorships in Other Public Companies

Current Executive Officers not Serving as Directors

Westley S. Stockton, 50

Mr. Stockton has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since September 2018. Prior to joining the Company, Mr. Stockton served as Senior Vice President and Chief Accounting Officer for Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company, from 2008 to 2018, and prior to that served in senior leadership positions within financial operations and mergers and acquisitions for CB&I from 2002 to 2008. From 1994 to 2002, Mr. Stockton, a certified public accountant, worked in public accounting for PricewaterhouseCoopers and Arthur Andersen in audit-related roles.

James L. Morvant, 49

Mr. Morvant became Senior Vice President – Operations in April 2022. He previously served as Senior Vice President – Fabrication & Services Division from 2020 to 2022, Vice President – Services Division from 2019 to 2020 and Manager of Offsite for the Services Division from 2013 to 2019. He also served in various capacities, including inshore manager, project manager and estimating manager for the Services Division from 2000 to 2013. Prior to joining the Company, Mr. Morvant worked in various capacities, including project manager and design engineer, for various oil and gas services and shipbuilding companies.

Matthew R. Oubre, 50

Mr. Oubre became Senior Vice President – Commercial in April 2022. He joined the Company in connection with the Services Acquisition in December 2021 as Senior Vice President. Prior to joining the Company, Mr. Oubre served as President of Dynamic Construction Services (“Dynamic”), a private construction and services company, from 2015 to 2021. Prior to 2015, Mr. Oubre held various positions with Dynamic, including Executive Vice President and COO, Executive Vice President of US Fabrication, Vice President of International Operations and Project Manager. Prior to joining Dynamic, Mr. Oubre worked for Universal Fabricators from 1993 to 1998, primarily in a project management role.

Thomas M. Smouse, 62

Mr. Smouse has served as Vice President and Chief Human Resource Officer since February 2020. Prior to joining the Company, Mr. Smouse served as Managing Director – Human Capital for EBL Advisors, a management consulting company, from 2017 to 2020 and Vice President – HR and Administration for Newfield Exploration, a public oil and gas exploration and production company, from 2014 to 2017. Prior to 2014, Mr. Smouse served in various human resources leadership positions at Noble Energy, Anadarko Petroleum, BP, Vastar Resources and ARCO.

Executive Compensation

Narrative Description of Executive Compensation Program

Executive Summary

Introduction

This section of the proxy describes and analyzes our executive compensation program for 2021 for our NEOs listed below, and should be read in conjunction with the Executive Compensation Tables and the advisory vote that we are conducting on the compensation of our NEOs (see “Proposal 2: Advisory Vote on the Compensation of our Named Executive Officers”).

•	Richard W. Heo, President and Chief Executive Officer
•	Westley S. Stockton, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
•	James L. Morvant, Senior Vice President, Fabrication & Services

Recent Compensation Actions

•

2021 LTIP Incorporates Performance.  Unlike the 2020 LTIP, which was solely time-based to address retention concerns, the 2021 LTIP included both time-based restricted stock units (“RSUs”) and performance-based RSUs, with the performance award accounting for 25% of the program. The performance-based RSUs provide for payout of between 0% and 200% of the target award based on the level of 2021 adjusted EBITDA achieved, with the resulting amount vesting in equal installments over the three-year period following the grant date.

•

2021 Transaction Incentives.  In connection with the Shipyard Transaction, during 2021 certain of our executive officers and other key employees received transaction-related incentives, with our chief executive officer and chief financial officer each receiving a cash bonus and an award of RSUs that vest during a two-year period based on continued service (collectively, the “Transaction Incentives”).

•	Incentive Programs Pay Out Based on Performance.
o

Annual Incentive Awards – Annual incentive awards for 2021 for our NEOs related to our annual cash incentive program (“AIP”) were based on specific targets related to adjusted EBITDA, adjusted cash, safety, and individual performance objectives. Based on our 2021 performance, our NEOs earned annual cash payouts representing approximately 157% to 158% of their target annual cash incentive awards. However, following management’s recommendation, the Compensation Committee approved annual cash payouts at 100% of the target level for each of our NEOs.

o

2021 Performance-Based RSUs – The performance period for the 2021 performance-based RSUs ended on December 31, 2021. Following the end of 2021, the Board determined that the performance condition for the 2021 performance-based RSUs had been achieved at the maximum level, resulting in a payout of 200% of the target award, which vests in one-third installments on the first three anniversaries of the grant date, provided the service condition is satisfied.

o

2019 Long-term Performance Award – The performance period for the third tranche of our 2019 LTIP performance awards ended in 2021. The Company did not achieve the applicable performance target associated with this award, and accordingly, the award was not earned and was forfeited.

•

Executive Salary Reductions.  Given the economic environment of the oil and gas and marine industries and challenges faced by the Company, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil prices, our executive officers voluntarily reduced their base salaries effective May 1, 2020, with our chief executive officer reducing his base salary by 25%. Although the base salaries of our named executive officers were increased on June 1, 2021, our executive officers voluntarily maintained their base salaries below their original levels, with our chief executive officer’s salary continuing to be 15% less than his 2019 salary.

Pay Philosophy

The Committee is responsible for designing, implementing and administering a compensation program for executive officers that ensures appropriate linkage between pay, Company performance, and returns for shareholders, while at the same time discouraging unnecessary or excessive risk-taking. The Committee seeks to increase shareholder return by rewarding performance with cost-effective compensation and ensuring that we attract and retain the best executive talent available. While our executive officer compensation program is simple in design, we believe it serves the Company well by providing a mix of annual cash compensation, including base salary and performance-based annual incentive awards, and long-term awards through our LTIP. Our executive compensation program is designed to align the interests of our management with those of our shareholders. Our primary compensation principle, pay for performance, supports this objective. For example, the AIP for our NEOs includes key performance indicators for EBITDA, cash, safety, and individual performance objectives.

Given the senior management turnover we have experienced in recent years and the importance of our key executive talent to the Company’s strategic transformation that began in 2020, we are also focused on ensuring that we are able to retain our key executive talent. During 2021, the Company made significant progress in its transformation, including completing the Shipyard Transaction and Services Acquisition. As part of our retention efforts, following the Shipyard Transaction, the Board approved Transaction Incentives to recognize the significant effort of our executive officers and other key employees.

Key Characteristics of our Executive Compensation Program Aligned with Shareholder Interests

We design our executive compensation program to be performance driven, competitive with the market and responsibly governed to mitigate excessive risk-taking.

Strong Alignment with Shareholders (What We Do)

☑Pay for Performance. We emphasize variable pay contingent upon a combination of financial and operational performance.

☑Stock Ownership Guidelines. We reinforce the alignment of shareholders and our executives and directors by requiring that specific target levels of stock ownership be met and subsequently maintained.

☑Independent Oversight. The Compensation Committee is comprised of independent directors and engages the services of an independent compensation consultant as needed.

☑Performance-Based Long-Term Incentives. We grant performance-based long-term incentive awards for which value is contingent upon our performance.

☑Comprehensive Risk Assessment. The Compensation Committee continually monitors compensation policies, programs and practices with its independent compensation consultant and outside counsel to ensure that they discourage excessive risk taking.

☑Cap Annual Cash Incentive Awards and LTIP Awards. Our AIP and LTIP performance awards include a cap on the maximum payout.

☑Clawback Policy. If an individual engages in gross negligence or intentional misconduct resulting in (i) a restatement of the Company’s financial statements and/or (ii) an increase in an incentive award payable to such individual, the Company may recover all or a portion of an award made under our AIP or LTIP.

☑Shareholder Engagement. We engage with shareholders to discuss matters of interest.

Strong Governance Principles (What We Do Not Do)

☒Tax Gross-ups. No excise tax gross-ups.

☒Pledging or Hedging Company Stock. Prohibitions on hedging and limitations on pledging of Company stock by directors and executive officers. See also “Corporate Governance; Our Board of Directors and Its Committees—Anti-Hedging and Pledging Policies” on page 14.

☒Automatic Base Salary Increases. The base salaries of our NEOs are reviewed annually and, other than minimal increases in 2020, have not been materially increased since 2014.

☒Perquisites. No significant compensation in the form of perquisites for NEOs.

☒Dividend Equivalents. In the event the Company pays dividends, no dividend equivalents are paid on any unearned restricted stock unit awards.

☒Employment Agreements. The Company has no employment agreements with executive officers.

Historical Support of Say-on-Pay; Continued Re-evaluation of our Executive Compensation Program

At our 2021 annual meeting, we held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). Similar to results in the previous year, our shareholders approved our 2020 executive compensation, with more than 88% of voting shareholders casting their vote in favor of the say-on-pay resolution, excluding abstentions and broker non-votes which are not considered votes cast. The Committee continues to monitor our executive compensation program in the context of current and emerging market practice.

In light of the Company’s recent performance and the continuing downturn in the oil and gas and marine industries, beginning in 2019 and continuing into 2022, the Committee has been re-evaluating our annual and long-term incentive programs. The Committee is committed to establishing programs each year that continue to meet our stated goals of ensuring an appropriate linkage between pay, Company performance, and returns for shareholders, while also ensuring that we attract and retain the best executive talent available. The Committee will continue to evaluate and revise our executive compensation program, as it believes necessary, to strengthen alignment with shareholder perspectives and address changing business, industry and economic conditions.

Components of Executive Compensation

The principal components of our executive officer compensation program for 2021 were salaries, annual cash incentives and long-term incentive compensation. The Committee reviewed and quantified all components of our executive officer compensation (including salary, annual cash incentives, and non-equity and equity long-term incentive compensation), including the current value of outstanding non-equity and equity awards, and the incremental cost to the Company of all perquisites and other benefits for 2021, and determined that such officers’ total compensation in the aggregate is reasonable and not excessive.

Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. The actual salaries of our executive officers are based on their individual levels of responsibility and the Committee’s general knowledge of the competitive compensation levels in the energy and marine industries. Given the economic environment of the oil and gas and marine industries and challenges faced by the Company, including the uncertainty created by the effects of the COVID-19 pandemic and the significant decline and volatility in oil prices, our named executive officers voluntarily reduced their base salaries effective May 1, 2020, with our chief executive officer reducing his base salary by 25%. Although the base salaries of our executive officers were increased on June 1, 2021, our executive officers voluntarily maintained their base salaries below their original levels, with our chief executive officer’s salary continuing to be 15% less than his 2019 salary, as reflected in the table below. These reduced base salaries also have the effect of reducing our executive officers’ annual cash incentive opportunities, which are based on a percentage of base salary.

Named Executive Officer	2019 Base Salary	2020 Base Salary	2021 Base Salary
Mr. Heo	$487,000	$365,250	$415,000
Mr. Stockton	342,000	290,700	310,000
Mr. Morvant	250,000	212,500	225,000

Annual Cash Incentives

Our AIP is designed to reward executive officers and other key employees for their contributions based on achievement of certain annual performance objectives. Consistent with prior year programs, in 2020 the Committee approved the performance measures and targets applicable to the AIP for 2021, which included performance objectives and defined targets related specifically to (i) financial performance (adjusted EBITDA and adjusted cash), (ii) safety (Lost Time Incident Rate (“LTIR”) and Total Recordable Incident Rate (“TRIR”)), and (iii) individual performance objectives.

The Committee believes that these are appropriate measures on which to base our AIP because they drive our executives to improve operational execution, efficiencies and profitability. The Committee continually monitors the measures and targets to assure their competitiveness and that the targets are consistent with the compensation strategy for incentive compensation and for total compensation without encouraging excessive risk-taking. With respect to the adjusted EBITDA and adjusted cash targets for 2021, the Committee recommended targets that were consistent with the Company’s annual business plan.

The table below summarizes the 2021 performance measures, targets and results. As noted above, although the NEOs earned above target payouts under the AIP for 2021, based on management’s recommendation, the Committee approved annual cash payouts at the target level for each NEO:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Percent Achieved
Adjusted EBITDA (1)	40%	$(1,300,000)	$-	$2,000,000	$5,849,000	80.0%
Adjusted Cash(2)	20%	$53,000,000	$56,000,000	$58,000,000	$56,684,000	26.8%
Safety - LTIR	10%	n/a	0.25	0.00	0.00	20.0%
Safety - TRIR	10%	1.20	0.80	0.40	0.61	14.7%
Individual Objectives	20%	n/a	n/a	n/a	(3)	(3)

__________________________________

(1)

Adjusted EBITDA is a non-GAAP measure calculated as EBTIDA for the year ended December 31, 2021, adjusted to remove the gain on extinguishment of debt and add back i) the impairments and loss associated with the Shipyard Transaction, ii) costs incurred associated with our dispute for the construction of two multiple purpose supply vessels (“MPSV Dispute”), iii) charges associated with the impacts of Hurricane Ida, and iv) acquisition costs associated with the Services Acquisition, whereby EBITDA represents earnings before interest, taxes, depreciation and amortization.

(2)	Adjusted cash is a non-GAAP measure calculated as cash and investments at December 31, 2021, adjusted to add back costs incurred associated with our MPSV Dispute.
(3)

In 2021, the Committee approved individual performance objectives for our NEOs summarized as follows. Mr. Heo’s objectives included strategic objectives, shareholder outreach and business collaborations. Mr. Stockton’s objectives included asset sales, shareholder outreach and progress on cost reduction initiatives. Mr. Morvant’s objectives included progress on process improvement initiatives, customer engagement and community outreach. Following the end of the year, the Committee determined that the NEOs had achieved their objectives as follows: Mr. Heo – 80%, Mr. Stockton – 75%, and Mr. Morvant – 80%.

Under the 2021 AIP, each NEO has a target annual incentive (expressed as a percent of base salary), with a threshold for each performance measure (except the individual performance objectives which have no threshold performance amount) equal to 50% of target and a maximum equal to 200% of target. If actual results fall between performance levels, payouts are determined using straight-line interpolation. Notwithstanding the Company’s performance, the Committee retains the right to reduce or eliminate the payout amounts.

The actual annual cash incentive payouts for our NEOs as compared to their target payouts for 2021 were as follows:

Named Executive Officer	Base Salary	Target Annual Cash Incentive (% of base salary)	Target Annual Cash Incentive	Earned Incentive (% of target) - see table above	Actual Incentive Payouts – Reduced to Target
Mr. Heo	$415,000	100%	$415,000	158%	$415,000
Mr. Stockton	310,000	80%	248,000	157%	248,000
Mr. Morvant	225,000	60%	135,000	158%	135,000

Long-term Incentives

Our LTIP is designed to promote retention of our executive officers and other key employees and to reward executive officers and other key employees for their contributions based on achievement of certain long-term performance objectives. Under our LTIP design for 2019, in support of the Company’s focus on improving financial results, the Board structured the 2019 performance awards based on annual consolidated net income targets for each of the three-years in the performance period. For 2020, in light of the industry outlook, the Company’s financial condition and retention concerns for our most senior NEOs given their recent affiliations with the Company, and to align the executive team’s interests with those of our shareholders, the 2020 LTIP award was delivered solely in time-based RSUs vesting  over a three-year period.

For 2021, the Board revised the LTIP to incorporate both time-based RSUs and performance-based RSUs, with the performance award accounting for 25% of each named executive officer’s target award value under the program.  The performance-based RSUs provide for payout of between 0% and 200% of the target award based on the level of 2021 adjusted EBITDA achieved, with the resulting amount vesting and paying out in equal installments on the first three anniversaries of the grant date if the service conditions are satisfied.  Our named executive officers’ 2021 LTIP target values and resulting RSU and performance-based RSU awards are as follows, with the number of RSUs granted determined by dividing the target value by the greater of $5.00 or the closing price of our common stock on the grant date:

Named Executive Officer	2021 LTIP Target Value	RSUs Granted	Performance-Based RSUs Granted
Mr. Heo	$1,000,000	150,000	50,000
Mr. Stockton	500,000	75,000	25,000
Mr. Morvant	150,000	22,500	7,500

In March 2022, the Committee certified the results of the performance awards with performance periods ending in 2021, as follows:

•

2019 Performance Awards: The 2019 performance award had three, one-year performance periods ended December 31, 2019, 2020 and 2021. One-third of the performance award could be earned each year in the three-year performance period provided the applicable income target for the year was achieved, or was forfeited, if the applicable target was not achieved. The third tranche of the award with a performance period ended December 31, 2021, was based on the Company achieving a target consolidated net income of $11.7 million for 2021. The Company had a consolidated net loss for 2021, thus it did not achieve the 2021 income target, and accordingly, the third tranche of the 2019 award was not earned and was forfeited.

•

2021 Performance-Based RSUs: The performance metric for the 2021 performance-based RSUs was the Company’s 2021 adjusted EBITDA, with break-even 2021 adjusted EBITDA resulting in the target payout opportunity, negative $1.3 million resulting in the threshold payout opportunity, and $2.0 million or above resulting in the maximum payout opportunity. The Company’s 2021 adjusted EBITDA was $5,849,000, thus 200% of the target award was earned, which will vest and pay out in equal installments on the first three anniversaries of the grant date if the service conditions are satisfied.

2021 Transaction Incentives

In light of the successful completion of the Shipyard Transaction and their individual efforts leading up to the closing, the Board, following the recommendation of its Compensation Committee, approved special Transaction Incentives for our chief executive officer and chief financial officer, consisting of cash and RSU awards, as follows:

Named Executive Officer	Cash Award	RSU Award
Mr. Heo	$500,000	50,000
Mr. Stockton	300,000	25,000

One-half of the RSUs vested on December 31, 2021, and the remainder will vest on December 31, 2022, conditioned on continued employment through the vesting date.

Perquisites

We do not provide our NEOs with any perquisites or personal benefits that are not generally available to our employees.

Post-Employment Compensation

We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code that is available to all qualified employees. Our NEOs participate in this retirement plan under the same terms as all eligible employees. In addition, we have historically maintained change of control agreements with our chief executive officer and chief financial officer. We believe that severance protections, when provided in the context of a change of control transaction, can play a valuable role in attracting and retaining key executives. The occurrence, or potential occurrence, of a change of control transaction can create uncertainty regarding the continued employment of these executive officers. This uncertainty occurs because many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during a critical time when their prospects for continued employment following the transaction are often uncertain, we have elected to provide severance benefits if their employment is terminated by the Company without cause or, in limited circumstances, by the executive for good reason in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections in our change of control arrangements.

We do not believe that our executive officers should be entitled to receive severance benefits merely because a change of control transaction occurs. Under the current change of control agreements, the payment of cash severance benefits is only triggered by an actual or constructive termination of employment within 24-months following a change of control (i.e., a “double trigger”). In addition, our long-term incentive awards are “double trigger,” with vesting of the RSUs only accelerating as a result of an actual or constructive termination of employment occurring within a certain period of time following a change of control. In addition, outstanding performance awards, if any, are converted to time-based awards at their target values immediately upon a change of control. This treatment of the equity and performance awards in connection with a change of control applies to all award recipients, not just our NEOs.

These benefits are described below under “Potential Payments upon Termination or Change of Control.”

Executive Compensation Processes and Policies

Committee Processes and Role of Advisors

The Committee typically meets following the end of each calendar year to review the performance of the Company and its executives. At this meeting, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of payouts under our annual and long-term incentive programs for completed years and establishment of performance measures and targets for the current year's programs. The Committee has not delegated authority to any officer to grant equity awards. The Board typically makes compensation decisions based on the Committee’s recommendations at a separate meeting of the Board following the Committee meeting.

The Committee engages an independent compensation consultant as it deems necessary to review and evaluate our compensation practices and policies. During 2018, which was the last time the Committee engaged a consultant, Aon Hewitt provided various executive compensation services to our Committee, including advising our Committee on our annual and long-term incentive programs, selection of an appropriate peer group, evolving industry practices and providing market information and analysis regarding the competitiveness of our program design. Consistent with our Committee’s policy, no compensation consultant providing services to the Committee provides any services to the Company’s management. As required by SEC rules, the Committee assessed the independence of Aon Hewitt and concluded that Aon Hewitt’s work did not raise any conflicts of interest.

Our chief executive officer attends the Committee’s meetings, assists in the Committee’s evaluation of Company and executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the executive officers. Our chief executive officer is not present or otherwise involved when the Committee reviews his performance and develops recommendations regarding his compensation.

Clawback Policy

Beginning with the LTIP awards in 2015, the Company included a clawback provision in all of its award agreements enabling the Company to recover a portion or all of the annual and/or long-term incentive compensation granted to an executive or other key employee if the officer or other key employee engaged in grossly negligent or intentional misconduct that (i) required the Company to restate its financial statements and/or (ii) resulted in an increase in the amount of incentive compensation that would otherwise be payable to such individual. Additionally, all of our award agreements provide that they are subject to any clawback policies the Company may adopt in the future in order to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Executive Compensation Tables

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, we are subject to certain scaled disclosure requirements regarding executive compensation. The table below summarizes the total compensation paid to or earned by our NEOs for fiscal years 2019 and 2020. The amounts represented in the “Stock Awards” column reflect the estimated fair value of the equity awards on the grant date and do not necessarily reflect the income that will ultimately be realized by our NEOs for these awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Richard W. Heo President and Chief Executive Officer	2021	$394,286	$500,000	$1,169,500	$415,000	$--	$2,478,786
	2020	405,849	200,000	759,992	218,176	710	1,584,727
Westley S. Stockton Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2021	301,970	300,000	584,750	248,000	--	1,434,720
	2020	307,812	150,000	380,007	119,837	710	958,366
James L. Morvant Senior Vice President, Fabrication & Services	2021	219,800	-	143,100	135,000	--	497,900

____________________________

(1)	Amounts for 2021 reflect the cash payments under the Transaction Incentives. See “2021 Transaction Incentives” beginning on page 26 for more information.
(2)

Amounts reflect the aggregate grant date fair value of RSUs granted during the period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 based on the closing price of our common stock on the grant date.  Includes time-based and performance-based RSUs granted under the 2021 LTIP and time-based RSUs granted as Transaction Incentives, as described in the table below. Assuming maximum performance results, the grant date value of the performance-based RSUs would have been $477,000 for Mr. Heo, $238,500 for Mr. Stockton and $71,550 for Mr. Morvant.

Named Executive Officer	LTIP - RSUs	LTIP – Performance-Based RSUs	Transaction Incentive - RSUs
Mr. Heo	$715,500	$238,500	$215,500
Mr. Stockton	357,750	119,250	107,750
Mr. Morvant	107,325	35,775	--
(3)	Amounts represent payouts under our AIP. See “Annual Cash Incentives” beginning on page 24 for additional information regarding the structure and payout opportunities under our AIP for 2021.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, our NEOs had the following outstanding equity awards:

		Stock Awards (1)
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Vesting Schedule
Richard W. Heo	11/14/2019	33,333	$133,665	100% on November 14, 2022
	3/9/2020	133,332	534,661	50% on March 9, 2022 and on the next anniversary thereof
	5/13/2021	25,000	100,250	100% on December 31, 2022
	5/26/2021	250,000(2)	1,002,500	33% on each of May 26, 2022, 2023 and 2024
Westley S. Stockton	5/8/2019	13,790	55,298	100% on May 8, 2022
	3/9/2020	66,668	267,339	50% on March 9, 2022 and on the next anniversary thereof
	5/13/2021	12,500	50,125	100% on December 31, 2022
	5/26/2021	125,000	501,250	33% on each of May 26, 2022, 2023 and 2024
James L. Morvant	3/9/2020	33,334	133,669	50% on March 9, 2022 and on the next anniversary thereof
	5/26/2021	37,500	150,375	33% on each of May 26, 2022, 2023 and 2024

___________________________

(1)	Represents outstanding RSUs. Amounts are valued based upon the closing price of our common stock as of December 31, 2021 of $4.01.
(2)	Includes 50,000 cash-settled RSUs.

Potential Payments upon Termination or Change of Control

As of December 31, 2021, we were party to a change of control agreement with each of Messrs. Heo and Stockton, providing for severance protections in the event of an actual or constructive termination following a change of control (as defined in the agreements), as described below. The original term of these change of control agreements expires on April 30, 2024, but will automatically extend for successive one-year terms unless either party gives notice to the other of his or its intent not to extend no later than 60 days prior to the expiration date.

Change of Control Agreements—Messrs. Heo and Stockton. As of December 31, 2021, the change of control agreements with Messrs. Heo and Stockton entitled each executive to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreements provided that if, during the 24-month period following a change of control, the Company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, he would receive:

•	any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•

a lump-sum cash payment equal to 2.5 times (for Mr. Heo) and 2.0 times (for Mr. Stockton) the sum of (a) the executive’s base salary in effect at the time of termination and (b) the executive’s target annual bonus for the year of termination; and

•	a lump-sum payment equal to 18 months of COBRA premiums.

For purposes of the agreements, the pro-rata bonus is calculated as (a) the greater of the average of the annual bonuses received by the executive in the three most recently completed fiscal years immediately preceding the termination date or his target annual bonus for the year of termination, and (b) multiplied by the fraction obtained by dividing the number of days in the year through the termination date by 365. In addition, for purposes of the agreements, a “change of control” will generally have occurred upon:

•	the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Company’s common stock;
•

our incumbent Board and individuals whose election or nomination to serve on our Board was approved by at least two-thirds of our Board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our Board;

•	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or
•	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

No Excise Tax Gross-Ups. We do not provide excise tax gross-up protections in any of our change of control arrangements with our executive officers. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

Award Agreements under the LTIP. The terms of the outstanding awards under our LTIP (which as of December 31, 2021 only included time-based RSUs) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain limited circumstances described below. In addition, a change of control alone will not automatically result in an acceleration of the vesting or payout of outstanding awards (as discussed above).

The following summarizes the effect of a termination of employment under certain scenarios on the outstanding long-term incentives held by our NEOs:

•

Restricted Stock Units – Except in the context of a change of control, upon a recipient’s termination for any reason, all outstanding unvested RSUs will be forfeited. In connection with a change of control, the RSUs will vest in full if the recipient is terminated by the Company without cause or terminates with good reason within one year following the change of control.

The following table quantifies the potential payments to our current NEOs under the contracts, arrangements or plans discussed above, in connection with a termination of employment by the Company without cause or by the NEO with good reason following a change of control, assuming a December 31, 2021, termination date, and where applicable, using the closing price of our common stock of $4.01 (as of December 31, 2021). The table above does not include amounts that may be payable under our 401(k) plan.

Name	Pro-Rata Bonus (1)	Severance Payment	RSUs (Unvested and Accelerated)	Welfare Benefits	Total (2)
Richard W. Heo	$415,000	$2,075,000	$1,771,077	$27,966	$4,289,043
Westley S. Stockton	310,000	1,116,000	874,012	27,966	2,327,978
James L. Morvant	-	-	284,044	-	284,044

____________________________

(1)	In addition, Messrs. Heo and Stockton would receive the pro-rata bonus in connection with a termination due to death, disability or retirement following a change of control.
(2)

As discussed in the narrative preceding the table, pursuant to the terms of each of Mr. Heo and Mr. Stockton’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

PROPOSAL 2: Advisory Vote on the Compensation of Our Named Executive Officers

We are required to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act and the rules of the SEC (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the “Narrative Description of Executive Compensation Program” and the executive compensation tables and accompanying narrative disclosures.

At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs as disclosed in our proxy statement for the 2021 annual meeting of shareholders. Our shareholders approved the say-on-pay proposal, with more than 88% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of Gulf Island Fabrication, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2022 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement—our “Narrative Description of Executive Compensation Program” (including its “Executive Summary”), the executive compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this advisory vote is not binding, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Following the recommendation of our shareholders at our 2017 annual meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our shareholders regarding the frequency of say-on-pay, which will occur at our 2023 annual meeting). As such, it is expected that the next say-on-pay vote will occur at our 2023 annual meeting. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance; Our Board of Directors and Its Committees—Communications with our Board and Shareholder Engagement.”

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the 2021 annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For additional information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2022 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Audit Committee Report

The Audit Committee of the Company is composed of four directors and operates under a written charter adopted by the Board, which is posted at www.gulfisland.com under “Investors—Governance—Governance Documents.” The current members of the Audit Committee, Michael J. Keeffe (Chairman), Murray W. Burns, William E. Chiles and Michael A. Flick, are independent as such term is defined under the NASDAQ listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for monitoring the financial reporting process but is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management of the Company and the Company’s independent registered public accounting firm, respectively.

During 2021, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and RSM US LLP (“RSM”) (the Company’s outsourced internal auditors) management’s report on internal control over financial reporting, which is included in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Appointment of the Company’s Independent Registered Public Accounting Firm; Financial Statement Review

In accordance with the Audit Committee’s charter, the Audit Committee appointed E&Y as the Company’s independent registered public accounting firm for 2021. The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2021 with management and E&Y. Management represented to the Audit Committee that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and E&Y provided an audit opinion to the same effect.

The Audit Committee has received from E&Y the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence from the Company and management. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee discussed with E&Y the overall scope and plans for its audit, and the Audit Committee has met with E&Y and management to discuss the results of E&Y’s examination, E&Y’s understanding and evaluation of the Company’s internal controls as E&Y considered necessary to support its opinion on the financial statements for 2021, and various factors affecting the overall quality of accounting principles applied in the Company’s 2021 financial statements.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Internal Audit

The Audit Committee also reviews the Company’s outsourced internal audit function, and discusses with RSM the scope of their audit plan, and has met with RSM to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the Company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. RSM was also given the opportunity to meet with the Audit Committee without management being present to discuss these matters.

Dated: March 16, 2022

The Audit Committee:

Michael J. Keeffe, Chairman	Murray W. Burns	William E. Chiles	Michael A. Flick

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table summarizes fees for services provided by our independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees	$469,000	$555,755
Audit-Related Fees	—	15,000
Tax Fees	—	—
All Other Fees	—	—
Total	$469,000	$570,755

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost estimate. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any pre-approved service exceed the previously approved cost estimate, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by our independent registered public accounting firm.

Each service provided by our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC rules.

PROPOSAL 3: Ratification of The Appointment of Our Independent Registered Public Accounting Firm For 2022

Ernst & Young LLP (“E&Y”) has served as our independent registered public accounting firm providing auditing and financial services since their engagement in 1997. In March 2022, the Audit Committee appointed E&Y to serve as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. Although we are not required to seek shareholder approval of this appointment, we have elected to do so. No determination has been made as to what action the Audit Committee and our Board would take if our shareholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of E&Y will be present at the 2022 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of at least a majority of the votes cast at the annual meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). For more information regarding the vote required and the treatment of abstentions and broker non-votes, see “Questions and Answers about the 2022 Annual Meeting and Voting.”

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for 2022.

Certain Transactions

Piton Cooperation Agreement

On November 2, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Piton Capital Partners, LLC and Kokino LLC (together, “Piton”), wherein Piton agreed to certain standstill provisions and we agreed to appoint Robert M. Averick to our Board as a Class II director with a term expiring at the 2020 annual meeting, as well as to the Compensation Committee. In addition, under the terms of the Cooperation Agreement, we agreed to reduce the size of the Board to no more than eight directors; the Board was reduced to seven directors immediately after the 2020 annual meeting. On February 25, 2020, we entered into an amendment to the Cooperation Agreement with Piton which, among other things, extended the termination date to the 2021 annual meeting and increases the ownership cap to 15% of our outstanding common stock. The Cooperation Agreement terminated following the 2021 annual meeting. Piton has disclosed that it beneficially owns approximately 1.8 million shares of the Company’s common stock, which represents approximately 11.5% of the Company’s issued and outstanding shares of common stock. For additional information about the Cooperation Agreement as amended, see the Company’s Current Reports on Form 8-K filed on November 6, 2018, February 26, 2020 and March 16, 2020.

Reportable Transactions

In accordance with the provisions of our Audit Committee Charter and Corporate Governance Guidelines, any transaction which would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC, with respect to a director or executive officer, must be reviewed and approved, or ratified, on an ongoing basis by the Audit Committee of our Board. No related party transactions reportable under Item 404 of Regulation S-K have taken place since January 1, 2021, and none are currently proposed.

Stock Ownership

The following table sets forth, as of March 30, 2022, certain information regarding beneficial ownership of shares of our common stock by (1) each of our current directors and director nominees, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each of our other shareholders known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares of our common stock. The information presented below is based on filings with the SEC and/or information furnished to us by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock (2)
Current Directors, Director Nominees and Named Executive Officers:
Robert M. Averick	1,811,894	(3)	11.5%
Murray W. Burns	28,280		*
William E. Chiles	21,154		*
Michael A. Flick	15,153		*
Michael J. Keeffe	15,089		*
Cheryl D. Richard	4,125		*
Richard W. Heo (4)	351,666		*
Westley S. Stockton (4)	207,147		*
James L. Morvant (4)	34,274		*
All current directors and executive officers of the Company as a group (10 persons)(5)	2,499,028		15.8%
Greater Than 5% Shareholders:
22NW Fund, LP (6)	1,069,761	(7)	6.8%
First Wilshire Securities Management, Inc. (8)	870,623	(9)	5.5%
Piton Capital Partners, LLC (10)	1,811,894	(3)	11.5%
Solas Capital Management, LLC (11)	881,717	(12)	5.6%
Wax Asset Management, LLC (13)	1,397,582	(14)	8.9%

___________________________________________

*	Less than 1%
(1)	Includes shares issuable upon the vesting of RSUs within 60 days of March 30, 2022.
(2)	Based on 15,775,304 shares of our common stock outstanding as of March 30, 2022.

(3)

Based on information contained in the Schedule 13D filed on March 22, 2018, as amended on April 6, 2018, April 25, 2018, November 6, 2018, February 27, 2020, March 18, 2020 and May 24, 2021, by Piton Capital Partners, LLC (“Piton Capital”), an investment vehicle formed for the benefit of a single family and certain “key employees” (as defined in Investment Advisers Act Rule 202(a)(11)(G)-1), voting and dispositive power with respect to the shares of our common stock held by Piton Capital is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of common stock held by Piton Capital are directed by Robert Averick, one of the director nominees, who is an employee of Kokino, LLC and the portfolio manager of Piton Capital's investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported.

(4)	Includes the following unvested RSUs that will vest within 60 days: 66,667 RSUs for Mr. Heo, 55,457 RSUs for Mr. Stockton and 12,834 RSUs for Mr. Morvant.
(5)	Includes our director nominees, current directors (including Mr. Flick) and executive officers as of March 30, 2022.
(6)	The address of 22NW Fund, LP (“22NW Fund”) is 1455 NW Leary Way, Suite 400, Seattle, WA 98107.
(7)

Based on information contained in the amended Schedule 13G filed with the SEC on February 14, 2022, by 22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), 22NW, LP, a Delaware limited partnership (“22NW”), 22NW Fund GP, LLC, a Delaware limited liability company (“22NW GP”), 22NW GP, Inc., a Delaware S Corporation (“22NW Inc.”), and Aron R. English.  22NW serves as the investment manager of 22NW Fund, 22NW GP serves as the general partner of 22NW Fund, 22NW Inc. serves as the general partner of 22NW and Mr. English is the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc. By virtue of these relationships, 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to beneficially own the shares owned directly by 22 NW Fund. .

(8)	The address of First Wilshire Securities Management, Inc. (“FWSM”) is 1214 East Green Street, Suite 104, Pasadena, California 91106.
(9)

Based on information contained in the amended Schedule 13G filed with the SEC on February 14, 2022, by FWSM. FWSM has (i) sole voting power with respect to 143,973 shares of our common stock and (ii) sole dispositive power with respect to all of the 870,623 shares of our common stock. FWSM does not report any shared voting power with respect to shares of our common stock.

(10)	The address of Piton Capital is 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut, 06901.
(11)	The address of Solas Capital Management, LLC (“Solas Capital”) is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.
(12)

Based on information contained in the Schedule 13G filed on February 14, 2022 by Solas Capital, an investment adviser that is registered under the Investment Advisors Act of 1940. Solas Capital serves as the investment manager to two private funds ("Funds") and as sub-advisor to another private fund ("Other Fund"), which hold securities for the benefit of their investors, and Mr. Frederick Tucker Golden, as Portfolio Manager of Solas Capital with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of Common Stock held by the Funds and by the Other Fund.

(13)	The address of Wax Asset Management, LLC (“Wax Asset Management”) is 44 Cherry Lane, Madison, Connecticut, 06443.
(14)	Based on information contained in the amended Schedule 13G filed with the SEC on February 12, 2021, by Wax Asset Management.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by security holders	842,558	‒	1,096,994
Equity compensation plans not approved by security holders	‒	‒	‒
Total	842,558(1)	‒	1,096,994(2)

_______________

(1)	Represents shares issuable pursuant to the terms of outstanding restricted stock unit awards. These awards are not reflected in the next column as they do not have an exercise price.
(2)	Represents aggregate shares available for future issuance under our stock incentive plans at December 31, 2021.

Questions and Answers about the 2022 Annual Meeting and Voting

Why am I receiving this proxy statement?

Our Board, on behalf of the Company, is soliciting your proxy to vote at the 2022 annual meeting and at any adjournment thereof because you owned shares of our common stock at the close of business on March 30, 2022, the record date for determining shareholders entitled to vote at the 2022 annual meeting. The proxy statement, along with a proxy card, and our 2021 annual report are being mailed to shareholders on or about April 13, 2022. We have also made these materials available to you on the Internet at www.gulfisland.com/eproxy. This proxy statement summarizes the information you need to know in order to cast your vote and attend the annual meeting. However, you do not need to attend the 2022 annual meeting to vote your shares of our common stock.

When and where will the annual meeting be held?

The 2022 annual meeting will be held at 9:00 a.m., Central Time, on Thursday, May 19, 2022. To obtain directions to attend the 2022 annual meeting in the same building as the corporate office of Gulf Island Fabrication Inc. located at 16225 Park Ten Place, Suite 260, Houston, Texas 77084, please contact Westley S. Stockton at (713) 714-6100.

Due to the ongoing COVID-19 pandemic, we may implement safety protocols for our annual meeting, as needed. Participants are prohibited from attending the 2022 annual meeting if they have experienced symptoms of infection with COVID-19. We reserve the right to implement any safety measures as we deem prudent or as required by any applicable laws or government orders.

In the event that it is not possible or advisable to hold the annual meeting in person or at the scheduled date, time or location, we will announce alternative arrangements for the annual meeting as promptly as practicable, which may include holding the annual meeting solely by means of remote communication in a virtual meeting format. Any such change, including details on how to participate, would be announced in advance by press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on the Investors page on our website.

What should I bring if I plan to attend the 2022 annual meeting in person?

 If you plan to attend the 2022 annual meeting in person, please bring proper identification.

In addition, if you are a “beneficial owner,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (further defined below), please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of the Company’s common stock on the record date, and a legal proxy.

Beneficial owners interested in attending the 2022 annual meeting should follow the instructions from your broker, bank, trustee or other nominee included with your voting instruction form or contact your broker, bank, trustee or other nominee to request a legal proxy.  Once you have received a legal proxy from your bank, broker, trustee or other nominee, please send a copy of it, along with your email address, to our transfer agent, AST by (1) email to proxy@astfinancial.com, with “Legal Proxy” noted in the subject line, (2) facsimile to (718) 765-8730 or (3) mail to American Stock Transfer & Trust Company, LLC, ATTN: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219.

Please note that the voting instruction form you received with the proxy statement or any subsequent materials with respect to the 2022 annual meeting is not a legal proxy. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf. You will be responsible for voting your shares and will be able to vote prior to or at the 2022 annual meeting as described below “How do I vote? - Shareholders of Record”.

Where and when will the list of shareholders of record for the 2022 annual meeting be available?

Consistent with past practice and as required by state law, we will make a list of shareholders of record as of the record date available for inspection by shareholders of record for any purpose germane to the 2022 annual meeting from April 18, 2022 through May 18, 2022 during normal business hours at our headquarters located at 16225 Park Ten Place, Suite 300, Houston, Texas. However, our normal business hours may be affected by the ongoing COVID-19 pandemic. We recommend that you contact us in advance by phone at (713) 714-6100 or by email at rheo@gulfisland.com. The list will also be available to you during the 2022 annual meeting on May 19, 2022.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2022 annual meeting, whether or not you attend the meeting. By signing, dating and returning the proxy card, or by submitting your proxy and voting instructions online, you are authorizing the persons named as proxies on the enclosed proxy card to vote your shares of our common stock at the 2022 annual meeting.

On what matters will I be voting? How does the Board of Directors recommend that I cast my vote?

At the 2022 annual meeting, our shareholders will be asked to (1) elect each of the six director nominees named in this proxy statement, (2) approve, on an advisory basis, the compensation of our named executive officers, (3) ratify the appointment of our independent registered public accounting firm for 2022, and (4) consider any other matter that properly comes before the 2022 annual meeting.

Our Board unanimously recommends that you vote:

•	FOR the election of each of the six director nominees named in this proxy statement;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	FOR the ratification of the appointment of our independent registered public accounting firm for 2022.

We do not expect any matters to be presented for action at the 2022 annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions online, you will give to the persons named as proxies on the enclosed proxy card discretionary voting authority with respect to any matter that may properly come before the 2022 annual meeting about which we did not have proper advance notice as required by our by-laws. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 30, 2022, the record date for determining the shareholders entitled to vote at the 2022 annual meeting.

How many shares are eligible to be voted?

As of the record date, we had 15,775,304 shares of our common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the 2022 annual meeting?

Under Louisiana law and our by-laws, the presence in person or by proxy of a majority of the shares issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the 2022 annual meeting. As of the record date, 7,887,653 shares constitute a majority of our outstanding stock entitled to vote at the 2022 annual meeting. The inspector of elections will determine whether a quorum is present at the 2022 annual meeting.

If you are a beneficial owner (as defined below) of shares of our common stock and your bank, broker, trustee or other nominee submits a proxy with respect to your shares on the discretionary proposal (as defined below), your shares of our common stock will be counted as present at the 2022 annual meeting for purposes of determining whether a quorum exists (whether or not you instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals). In addition, if you are a shareholder of record present at the 2022 annual meeting, including being deemed present in person, or by proxy, your shares of our common stock will be counted as present at the 2022 annual meeting for purposes of determining whether a quorum exists, whether or not you abstain from voting on any or all of the proposals.

How do I vote? What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.

•	Submit Your Proxy and Voting Instructions online at www.voteproxy.com:
o	Submit your proxy and voting instructions online 24 hours a day, seven days a week until 11:59 p.m., Central Time, on Wednesday, May 18, 2022.
o

Please have your proxy card available and follow the instructions on the proxy card to submit your proxy and voting instructions online. You will need to have the control number that appears on your proxy card available.

•	Submit Your Proxy and Voting Instructions by Mail:
o	Complete, sign and date your proxy card and return it in the prepaid envelope provided.
•	Vote in Person at the 2022 Annual Meeting:
o

Vote during the meeting by submitting the ballot provided at check-in. See above “What should I bring if I plan to attend the 2022 annual meeting in person?”  Note that you may be represented by another person at the 2022 annual meeting by executing a proper proxy designating that person as your representative.

If you return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, our Chief Executive Officer, and Westley S. Stockton, our Chief Financial Officer, to act as your proxies at the 2022 annual meeting and at any adjournment of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable. The proxies will vote your shares of our common stock at the 2022 annual meeting as instructed by the latest dated proxy received from you, whether submitted online or by mail. You will give to the proxies discretionary voting authority with respect to any matter that may properly come before the 2022 annual meeting about which we did not have proper advance notice as required by our by-laws.

Beneficial Owners of the Shares Held in Street Name

If your shares of our common stock are held by a bank, broker, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to such beneficial owners by the bank, broker, trustee or other nominee that holds your shares of our common stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.

•

Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions online or by telephone or mail for beneficial owners will depend on the voting processes of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by completing and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.

•

Vote in Person at the 2022 Annual Meeting: If you are a beneficial owner of shares of our common stock, in order to attend the 2022 annual meeting and vote the shares of our common stock beneficially owned by you, you must bring from your bank, broker, trustee or other nominee a legal proxy in addition to acceptable proof of ownership, and present it to the inspectors of election with your ballot when you vote at the 2022 annual meeting.  See above “What should I bring if I plan to attend the 2022 annual meeting in person?”

What happens if I don’t provide voting instructions for a proposal? What is a broker non-vote?

Shareholder of Records

If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above.

Beneficial Owners

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Applicable rules determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If a proposal is determined to be non-discretionary, the applicable rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you.

A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because the proposal is non-discretionary (thus, the applicable rules do not provide discretionary authority to vote on the matter) and the bank, broker, trustee or other nominee has not received voting instructions from the beneficial owner. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted and a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Which proposals are considered “discretionary” and which are considered “non-discretionary”?

The classification of each proposal as discretionary or non-discretionary under the applicable rules is below. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted by the record holder with respect to the discretionary proposal (i.e., ratification of the appointment of our independent registered public accounting firm); however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to the non-discretionary proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Proposal	Classification under Applicable Rules
1. Election of each of the six director nominees named in this proxy statement	Non-discretionary
2. Advisory vote to approve the compensation of our named executive officers	Non-discretionary
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022	Discretionary

What vote is required to approve each item?

The votes required for the approval of each proposal are listed below. Generally, all matters properly brought before the 2022 annual meeting for a vote of shareholders will be decided by a majority of the votes cast (which means that the number of shares voted “for” the proposal exceeds the number of shares voted “against” the proposal).

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of each of the six director nominees named herein	For, against or abstain for each director nominee	Majority of votes cast (1) for each director nominee	No effect	No effect
2. Advisory vote to approve the compensation of our named executive officers	For, against or abstain	Majority of votes cast	No effect	No effect
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022	For, against or abstain	Majority of votes cast	No effect	N/A

______________________________

(1)

Our director resignation policy requires that in the event an incumbent director nominee has received less than a majority of affirmative votes in an uncontested election, the incumbent director must provide a written offer of resignation, which the Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept or reject. In the event that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the plurality of the votes cast at the 2022 annual meeting. “Plurality of votes cast” means that the director nominee receiving the most votes at the meeting will be elected to the Board.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. Your proxy may be revoked or changed at any time before it is exercised by delivering to our Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the 2022 annual meeting and voting in person, unless (1) the appointment form or electronic transmission appointing the proxy states that the proxy is irrevocable and (2) the appointment is coupled with an interest. You attending the 2022 annual meeting will not be enough to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the 2022 annual meeting. We will request banks, brokers, trustees or other nominees that hold shares of our common stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such banks, brokers, trustees or other nominees for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be decided at the 2022 annual meeting?

Our Board does not expect to bring any other matter before the 2022 annual meeting, and it is not aware of any other matter that may be considered at the 2022 annual meeting. In addition, the time has passed for any shareholder to properly bring a matter before the 2022 annual meeting in accordance with our advance notice provision in our by-laws or the relevant rules of the SEC. However, the proxy provided by the enclosed proxy card will, confer discretionary authority with respect to any matter not included in this proxy statement that may properly come before the 2022 annual meeting or any adjournment thereof, subject to applicable SEC rules. It is the intention of the person(s) named as proxies on the enclosed proxy to vote any shares of our common stock for which he has a proxy to vote at the 2022 annual meeting in accordance with his best judgment on any such matter.

What happens if the 2022 annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will be valid and may be voted at the 2022 annual meeting, whether postponed or adjourned. You will still be able to change or revoke your proxy until the 2022 annual meeting is held.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, certain brokerage firms with account holders who are beneficial owners of our common stock may have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that the bank, broker, trustee or other nominee will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.

If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company at the address and telephone number below.

You may also request prompt delivery of additional copies of our proxy materials by contacting the Company at (713) 714-6100 or Gulf Island Fabrication, Inc., 16225 Park Ten Place, Suite 300, Houston, Texas, 77084.

Shareholder Proposals and Nominations for the 2023 Annual Meeting

Shareholders Proposals

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2023 annual meeting but does not wish to have it included in our proxy materials, should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 18, 2023. However, if the date of the 2023 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2022 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2023 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Any shareholder who desires to submit a proposal for inclusion in our proxy materials for the 2023 annual meeting, other than shareholder nominations of directors, must forward the proposal in writing to our Secretary at the address shown on the first page of this proxy statement in time to arrive no later than December 14, 2022, and the proposal must comply with applicable federal proxy rules. If the date of the 2023 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the 2022 annual meeting, the proposal must be received by our Secretary by either the revised deadline set forth in the Company’s SEC filings (either in a quarterly report on Form 10-Q or a current report on Form 8-K) or if no such deadline is provided, then in a reasonable time before the Company begins to print and distribute its proxy materials with respect to the 2023 annual meeting.

Nominations

Shareholders intending to nominate a director for consideration at the 2023 annual meeting should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 18, 2023, containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination as required by our by-laws. However, if the date of the 2023 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the 2022 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made, as set forth in our by-laws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the 2023 annual meeting will confer discretionary authority to vote with respect to any such nominee, as permitted by the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.  However, if the date of the 2023 annual meeting is more than 30 days before or after the date of the anniversary of the 2022 annual meeting, the notice must be provided by the later of the 60th day prior to the 2023 annual meeting or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made, as provided by Rule 14a-19.  These deadlines assume that the shareholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors

/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Houston, Texas

April 13, 2022

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

to be held

May 19, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 19, 2022:

The notice of meeting, proxy statement and2021 annual report are available at www.gulfisland.com/eproxy

Please complete, sign, date and return your proxy card in the envelope provided as soon as possible.

Please detach alongperforatedline and mailin the envelope provided.

00003333333300000000 4 051922

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changestotheregisteredname(s)ontheaccountmaynotbesubmittedviathis method.  2and 3.

Signature of Shareholder  Date:  Signature of Shareholder  Date:

Note: Pleasesign exactly asyour name(s)appear on thisproxycard. Whenshares areheldjointly,eachholder shouldsign. When signingas executor, administrator,attorney,trusteeorguardian,pleasegivefulltitle as such. Ifthe signer is acorporation, please sign full corporate name byduly authorized officer, givingfulltitle as such. If signer is apartnership,please sign in partnership name by authorizedperson.

0

GULF ISLAND FABRICATION, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders to be Held on May 19, 2022

By signing the reverse side, you hereby appoint each ofRichard W. Heo and WestleyS. Stockton as your proxy, with full power of substitution, to represent you and to vote all of your shares of common stock ofGulfIsland Fabrication, Inc. held of recordbyyou on March 30, 2022, that you are entitled to vote at the 2022 annual meeting of shareholders to be held at 16225 Park Ten Place, Suite 260, Houston, Texas 77084, on May 19, 2022 at 9:00 a.m., CentralTime, and at all adjournments thereof, on all matters coming before the 2022 annual meeting. To obtain directions to attend the 2022 annual meeting, please contact Westley S. Stockton at (713) 714-6100.

The proxy will vote your shares: (1) as you specify on the back of this proxy card or online at www.voteproxy.com, (2) as the board of directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the 2022 annual meeting.

If you wish your shares to be voted on all matters as the board of directors recommends, simply sign, date and return this proxy card. If you wishyour shares to be voted as you specify on amatter or all matters, please also markthe appropriate boxes on the back ofthis proxy card.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IF YOU ARE NOT SUBMITTING YOUR VOTING INSTRUCTIONS AND PROXY ONLINE.

(Please See Reverse Side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

to be held

May 19, 2022

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333300000000 4 051922

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. To elect each of the six director nominees.

	FOR	AGAINST	ABSTAIN
Robert M. Averick	☐	☐	☐
Murray W. Burns	☐	☐	☐
William E. Chiles	☐	☐	☐
Richard W. Heo	☐	☐	☐
Michael J. Keeffe	☐	☐	☐
Cheryl D. Richard	☐	☐	☐
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of our independent registered public accounting firm for 2022.	☐	☐	☐

Please complete, sign, date and return this proxy card promptly using the envelope provided.

You may specify your voting instructions by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish your shares to be voted on all matters in accordance with the board of directors' recommendation. If your voting instructions are not specified, your shares will be voted FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.